MassRoots Acquires Odava, a Leading Compliance Platform for the Cannabis Industry

July 6, 2017 (Denver, CO) -- MassRoots, Inc. (OTCQB: MSRT) and Odava, Inc., a leading regulatory compliance platform for the cannabis industry, have executed a Definitive Agreement for MassRoots to acquire Odava for cash and shares of MassRoots’ common stock. Odava is an industry-leading platform technology that provides compliance, point-of-sale, and supply chain management for the cannabis industry. The closing of the acquisition is subject to certain closing conditions as detailed in MassRoots’ Current Report on Form 8-K. The combination of the two companies is expected to create one of the largest technology conglomerates in the cannabis market and now will also be providing regulatory compliance, point-of-sale and consumer engagement programs for the entire industry.

Through its point-of-sale and regulatory compliance system, Odava automates and streamlines business operations for cannabis dispensaries and cultivators. Since launching in beta of June 2016, Odava has been able to secure dozens of medical and recreational dispensary customers in the Oregon market.

"This acquisition expands MassRoots’ offerings to dispensaries to include point-of-sale and regulatory compliance software, consolidating the most important operations for cannabis businesses into one central platform,” stated MassRoots CEO Mr. Isaac Dietrich. "We expect with MassRoots’ resources and relationships, we can grow the number of dispensaries utilizing Odava from dozens to hundreds by early next year. In the near future, we believe a significant percentage of all transactions occurring in the regulated cannabis industry will occur on our platform.

Currently, Odava offers end-to-end regulatory compliance and point-of-sale software to dispensaries and cultivators in Oregon. MassRoots plans to expand Odava’s availability to the California, Nevada, Massachusetts, Colorado, Maryland and Florida cannabis markets during 2017 and 2018 through its current users and relationships. After the eight initiatives passed on November 8, 2016 are implemented, the Company estimates there will be roughly 2,800 dispensaries operating in the regulated cannabis industry and the value of combining our two business will create an ongoing revenue stream which then should increase shareholder value.

MassRoots also released an updated corporate overview deck, accessible here. For more detailed information, please see MassRoots’ Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 5, 2017.

About MassRoots

MassRoots is one of the largest technology platforms for the regulated cannabis industry. The company’s Apple iOS and Android mobile apps enable consumers to provide community-driven reviews of cannabis strains and products, enabling consumers to make educated cannabis purchasing decisions. MassRoots is proud to be affiliated with the leading businesses and organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. For more information, please visit MassRoots.com/Investors.

About Odava

Odava is one of the leading technology platforms providing compliance, point-of-sale, and supply chain management for the cannabis industry. Its team is made of technology-industry veterans with more than 35 years of experience in building Internet-scale infrastructure, including two co-founders from Urban Airship who were instrumental in raising over $60mm in venture capital funding and building the company to where it is today. For more information, please visit www.Odava.com.

Forward-looking Statements
Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' and Odava’s business, partnerships, new features, and related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Factors or events that could cause our actual results to differ may emerge from time to time. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

Source: MassRoots, Inc.